                                                                    Exhibit 99.8

                            TRANSFER AGENT AGREEMENT
                            SAFECO COMMON STOCK TRUST

                                    EXHIBIT A

The Safeco Common Stock Trust consists of the following Series and Classes:

     1.   Safeco Growth Opportunities Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     2.   Safeco Core Equity Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     3.   Safeco Large-Cap Value Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     4.   Safeco Multi-Cap Core Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     5.   Safeco International Stock Fund
               Investor Class
               Institutional Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     6.   Safeco Balanced Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     7.   Safeco Small-Cap Value Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     8.   Safeco Large-Cap Growth Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

As of October 1, 2003

                            TRANSFER AGENT AGREEMENT
                            SAFECO COMMON STOCK TRUST
                                   ALL SERIES
                                   ALL CLASSES

                                    EXHIBIT B

                                  FEE SCHEDULES

Safeco Services shall receive from each class of each series (collectively, "Fund") of the Trust an annual fee equal to $28 per account, which amount shall be calculated on a monthly basis (by averaging the number of shareholder accounts at the beginning and end of each month) and shall be billed and paid monthly. Safeco Services shall apply as a credit against the fee due from any Fund the amount of any "small account" maintenance fee charged and collected by Safeco Services from any shareholder account, as disclosed in the Fund's prospectus(es).

With respect to any omnibus account maintained by a financial intermediary which is providing shareholder services under a written sub-administration agreement with Safeco Services, the annual fee will be calculated based upon the average number of underlying individual shareholder accounts comprising the omnibus account.

Safeco Services Corporation             Safeco Common Stock Trust
                                               on behalf of each Series


By:     /s/ Kevin A. Rowell                    By:      /s/ Kevin A. Rowell
        --------------------                            ------------------------
        Kevin A. Rowell                                 Kevin A. Rowell
        President                                       President


Attest: /s/ David H. Longhurst                  Attest: /s/ David H. Longhurst
        -----------------------                         ------------------------
        David H. Longhurst                              David H. Longhurst
        Secretary                                       Secretary


As of September 1, 2003